AMENDEDSUPPLEMENT AND AMENDMENT TO
                       ----------------------------------
                     STOCK PURCHASE AND SEPARATION AGREEMENT
                     ---------------------------------------


     This Amended Supplement and Amendment To Stock Purchase and Separation Agreement is executed this 2nd day of October, 2003, and is intended to supplement (i) that certain Supplement and Amendment To Stock Purchase and Separation Agreement, dated September 12, 2003 and (ii) the Stock Purchase and Separation Agreement, dated July 22, 2003 (hereafter collectively called "Stock Purchase Agreement"), executed by and between Jorge Bracamontes (hereafter "Employee") and Penn-Octane Corporation (hereafter "Penn-Octane"); and

     WHEREAS, subsequent to the execution of the Stock Purchase Agreement the parties have agreed to certain clarifications and modifications of the Stock Purchase Agreement; and

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

     1. The parties hereby agree to replace Section 5(e) of the Stock Purchase Agreement to hereby read as follows:

     "Within sixty (60) days of Closing, Penn-Octane Corporation shall cause to be issued to Employee 21,818 shares of newly issued and restricted common shares of Penn-Octane Corporation. The parties agree that the shares being received by Employee pursuant to this section 5(e) represents additional compensation received by Employee for severance compensation received by Employee related to any of his prior positions or employment with

Penn-Octane Corporation, Termatsal, S.A. de C.V., Penn-Octane de Mexico, S.A. de C.V., and Tergas, S.A. de C.V.

     2. The parties hereby agree to replace Section 5(b) of the Stock Purchase Agreement to hereby read as follows:

     A loan extended by Penn-Octane to Bracamontes in the principal amount of $498,000.00 (U.S. dollars), dated March 25, 2000 and a loan extended to the wife of Bracamontes in the principal amount of approximately $46,603.00 (U.S. dollars), dated March 26, 2000, which loans were utilized by them to purchase a total of 215,000 common shares of Penn-Octane stock shall be forgiven on the Closing Date. The parties agree that the forgiveness of the loans pursuant to this section 5(b) represents additional compensation received by Employee for severance compensation received by Employee related to any of his prior positions or employment with Penn-Octane Corporation, Termatsal, S.A. de C.V., Penn-Octane de Mexico, S.A. de C.V., and Tergas, S.A. de C.V.

     IN WITNESS WHEREOF, the parties set their hands in agreement as of the date first above written.

                                       PENN OCTANE CORPORATION


                                       By:____________________________________
                                                 IAN  BOTHWELL


                                       By:____________________________________
                                            JORGE  BRACAMONTES